EXHIBIT 10.44

                              AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                             Dated as of May 1, 1998

                                     Between

                          HEALTH RISK MANAGEMENT, INC.

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

                              AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Agreement"), dated as of May 1, 1998, is by and between HEALTH RISK MANAGEMENT, INC., a Minnesota corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"). This document amends and restates in its entirety a Revolving Credit and Term Loan Agreement dated as of June 24, 1994, as thereafter amended (the "Existing Agreement").

                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "Advance": The portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Reference Rate Advances shall be deemed a single Advance. An Advance of the Term Loans may be a "Quoted Rate Advance" or a "Reference Rate Advance" (each, a "type" of Advance). The Revolving Credit Loans shall be Reference Rate Advances at all times. Subject to the further agreement of the Bank and the Borrower as described in Section 2.2(f), the Revolving Credit Loans and Term Loans may be "CD Rate Advances" and "Eurodollar Advances".

         "Adverse Event": The occurrence of any event that could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower and the Subsidiaries as a consolidated enterprise or on the ability of the Borrower or any other party obligated thereunder to perform its obligations under the Loan Documents.

         "Agreement": This Amended and Restated Revolving Credit and Term Loan Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

         "Average Maturity Period": The weighted average time to scheduled maturity of all Term Loan principal prepaid at any one time. Average Maturity Period shall be computed by multiplying the dollar amount of each installment of Term Loan principal prepaid by the number of days until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of the principal being prepaid.

         "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and, with respect to Eurodollar Advances, a day on which dealings in Dollars may be carried on by the Bank in the interbank eurodollar market.

         "Capital Expenditure": Any amount debited to the fixed asset account on the consolidated balance sheet of the Borrower in respect of (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

         "Capitalized Lease": Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

         "CD Assessment Rate": The annual assessment rate (rounded upward, if necessary, to the nearest 1/100th of 1%) actually incurred by the Bank during a given Interest Period to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's insuring of time deposits at offices of the Bank in the United States, as adjusted as hereinafter provided. If the annual assessment rate for the Federal Deposit Insurance Corporation's (or any successor's) insuring such time deposits is scheduled to change during such Interest Period, the CD Assessment Rate for such Interest Period shall be the weighted average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the annual assessment rates in effect at the beginning and as of such change.

         "CD Rate": The rate of interest determined by the Bank for the relevant Interest Period to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates quoted to the Bank at approximately 8:00 a.m., Minneapolis time (or as soon thereafter as practicable), or at the option of the Bank at approximately the time of the request for a CD Rate Advance if such request is made later than 8:00 a.m., Minneapolis time, in each case on the first day of the applicable Interest Period by certificate of deposit dealers selected by the Bank, in its sole discretion, for the purchase from the Bank, at face value, of certificates of deposit issued by the Bank in an amount and maturity comparable to the amount and maturity of the requested CD Rate Advance, or at the option of the Bank determined for such amount and maturity based on published composite quotations of certificate of deposit rates.

         "CD Rate Advance": An Advance designated as such in a notice of borrowing under Section 2.2(f)(iii) or a notice of continuation or conversion under Section 2.2(f)(iv).

         "CD Rate (Reserve Adjusted)": A rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) calculated for the Interest Period of a CD Rate Advance in accordance with the following formula:


         CDRA        =           CD Rate                +                 CDAR
                              ------------
                               1.00 - CDRR

In such formula, "CDAR" means "CD Assessment Rate", "CDRA" means "CD Rate (Reserve Adjusted)" and "CDRR" means "CD Reserve Rate", in each instance determined by the Bank for the applicable Interest Period. The Bank's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

         "CD Reserve Rate": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to non-personal time deposits (as presently defined in Regulation D) with the Bank or applicable to extensions of credit by the Bank the rate of interest on which is determined with regard to rates applicable to non-personal time deposits. Without limiting the generality of the foregoing, the CD Reserve Requirement shall reflect any reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the CD Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes CD Advances.

         "Code": The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

         "Commitment": The agreement of the Bank to make Loans to the Borrower subject to the terms and conditions of this Agreement.

         "Consolidated   Fixed  Charge  Coverage  Ratio":   For  any  period  of
determination, the ratio of:

         (a) the remainder of (i) EBITDA for such period, less (ii) 50% of consolidated Capital Expenditures during such period, and less (iii) cash taxes paid during such period;

         to

         (b) the sum of (i)  consolidated  interest  expense during such period,
         plus  (ii)   scheduled   payments  of  principal  of   interest-bearing
         Indebtedness during such period.

         "Consolidated Operating Income": For any period of determination, the consolidated net income of the Borrower and its Subsidiaries as determined in accordance with GAAP, excluding therefrom (to the extent included): (a) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from the discontinuance of operations and gains arising from the sale of assets other than inventory) during the applicable period; and (b) similar non-operating losses during such period.

         "Consolidated Tangible Net Worth": As of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Borrower as the sum of the common stocks, preferred stock, additional paid-in capital and retained earnings of the Borrower (excluding treasury stock), less the book value of all assets of the Borrower and its Subsidiaries that would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and unamortized deferred charges.

         "Default": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

         "EBITDA": For any period of determination, the consolidated net income of the Borrower and its Subsidiaries before provision for income taxes, interest expense (including, without limitation, implicit interest expense on Capitalized Leases), depreciation and amortization, all as determined in accordance with GAAP, excluding therefrom (to the extent included): (a) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from the discontinuance of operations and gains arising from the sale of assets other than inventory) during the applicable period; and (b) similar non-operating losses during such period.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

         "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Eurodollar Advance": An Advance designated as such in a notice of borrowing under Section 2.2(f)(iii) or a notice of continuation or conversion under Section 2.2(f)(iv).

         "Eurodollar Interbank Rate": The average offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time (or such other time as of which such rate appears) on the day that is two Business Days preceding the first day of the Interest Period or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates offered to the Bank for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

         "Eurodollar Rate (Reserve Adjusted)": A rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:


         ERRA              =         Eurodollar Interbank Rate
                                    ---------------------------
                                          1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Bank for the applicable Interest Period. The Bank's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

         "Eurodollar Reserve Rate": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Bank the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Requirement shall reflect any reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Interbank Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

         "Event of Default":  Any event described in Section 9.1.

         "Federal Reserve Board": The Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP": Generally accepted accounting principles as applied in the preparation of the audited financial statements of the Borrower referred to in
Section 6.5.

         "Government Yield": As of any date of determination, the yield (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury securities having a maturity date closest to the Average Maturity Period, as published in The Wall Street Journal (or, if not so published, as determined by the Bank by using the average of quotes obtained by the Bank from three primary dealers that market U.S. Treasury securities in the secondary market). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes and, if more than one issue of U.S. Treasury securities is scheduled to mature at or about the time of the scheduled maturity of the applicable Term Note, then to the extent possible the U.S. Treasury security issued most recently prior to the date of determination will be chosen as the basis of the Government Yield.

         "Indebtedness": Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except trade accounts payable not due more than 90 days after invoice and not evidenced by a note, (d) any obligation as lessee under any Capitalized Lease; (e) all
guaranties,   endorsements  and  other  contingent  obligations  in  respect  to
Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Interest Differential": As of the date of any full or partial prepayment of a Term Loan, the Note Rate minus the sum of the Government Yield as of the date of prepayment and the Issuance Spread.

         "Interest Period" Either (a) for any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a CD Rate Advance or a Reference Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending on the numerically corresponding day one, two, three or six months thereafter, as selected by the Borrower pursuant to Section 2.2(f)(iii) or Section 2.2(f)(iv); provided, that:

         (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (iii) no Interest Period shall extend beyond the Revolving Termination Date; and

         (iv) Interest Periods shall not be chosen for Advances under the Term Loan that would require payment of any amount of any Advance prior to the last day of the Interest Period in order to pay an installment of the Term Loan when due; and

(b) for any CD Rate Advance, the period commencing on the borrowing date of such CD Rate Advance or the date a Eurodollar Advance or a Reference Rate Advance is converted into such CD Rate Advance, or the last day of the preceding Interest Period for such CD Rate Advance, as the case may be, and ending 30, 60, 90 or 180 days thereafter, as selected by the Borrower pursuant to Section 2.2(f)(iii) or Section 2.2(f)(iv); provided, that:

         (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day;

         (ii) no Interest Period shall extend beyond the Revolving Termination Date; and

         (iv) Interest Periods shall not be chosen for Advances under the Term Loan that would require payment of any amount of any Advance prior to the last day of the Interest Period in order to pay an installment of the Term Loan when due.

         "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof.

         "Issuance Spread": the percent per annum by which the Bank's cost of funds exceeds the Government Yield as of the date of the applicable Term Note as determined by the Bank in its sole discretion.

         "Lien": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

         "Loan Documents": This Agreement, the Notes, the Security Agreement and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loans or any collateral for the Loans.

         "Loans": The Revolving Loans and the Term Loans.

         "Notes": The Revolving Note and the Term Notes.

         "Payment Date": (a) The last day of each month for interest on the Loans that are Reference Rate Advances or Quoted Rate Advances; (b) the last day of each Interest Period for each CD Rate Advance and Eurodollar Advance and, if such Interest Period is in excess of 90 days (in the case of a CD Rate Advance) or three months (in the case of a Eurodollar Advance), the day 90 days or three months, as the case may be, after the first day of such Interest Period; and (c) the last day of each March, June, September and December for Commitment Fees.

         "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

         "Quoted Rate": The fixed rate of interest offered by the Bank and accepted by the Borrower for a particular Term Loan, as provided in Section 2.2. The Bank shall, at its discretion, determine the offered rate with reference to the amount and amortization schedule of the applicable Term Loan, funding rates available to the Bank, reserve requirements, premiums, insurance costs, profit margin and other factors deemed relevant by the Bank.

         "Quoted Rate Advance": A particular Term Loan agreed by the Borrower and the Bank to be a Quoted Rate Advance, as described in Section 2.2(e).

         "Reference Rate": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

         "Reference Rate Advance": An Advance described as such in a notice of borrowing under Section 2.1(d) or Section 2.2(e).

         "Related Party": Any Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower; or
(c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

         "Revolving Credit Commitment": The maximum unpaid principal amount of Loans which may from time to time be outstanding hereunder, being initially $10,000,000, as the same may be reduced from time to time pursuant to Section 2.2(a) and Section 4.3 and, as the context may require, the agreement of the Bank to make Revolving Loans to the Borrower subject to the terms and conditions of this Agreement.

         "Revolving Loans":  The Loans described in Section 2.1(a).

         "Revolving  Note":  The promissory  notes of the Borrower  described in
Section 2.1(b), substantially in the form of Exhibit A, as such promissory notes may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory notes.

         "Revolving Termination Date": The earliest of (a) January 31, 1999; (b) the date on which the Revolving Loan Commitment is terminated pursuant to
Section 9.2 hereof; (c) the date on which the Revolving Loan Commitment is reduced to zero pursuant to Section 4.3 hereof; or (d) the date on which any Revolving Loan or any Term Loan is accelerated.

         "Subsidiary": Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         "Term Loans": The Tranche A Term Loans, Tranche B Term Loan and Tranche C Term Loan.

         "Term Notes": Each promissory note of the Borrower described in Section 2.2(b), substantially in the form of Exhibit B-1, B-2 and B-3, as such promissory notes may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory notes.

         "Tranche A Term Loans": The Loans described in Section 2.2(a)(i).

         "Tranche B Term Loan": The Loan described in Section 2.2(a)(ii).

         "Tranche C Term Loan": The Loan described in Section 2.2(a)(iii).

         Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles VIII and IX hereof) shall be made in accordance with GAAP consistently applied. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and its Subsidiaries in accordance with GAAP.

         Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

         Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.

                           ARTICLE II TERMS OF LENDING

         Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, the Bank agrees:

         2.1      The Revolving Loans.

                  (a) Revolving Loans. To make a loan or loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time from the date hereof until the Revolving Termination Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of all outstanding Revolving Loans shall not exceed the amount of the Revolving Credit Commitment at any time.

                  (b) Revolving Note. The Revolving Loans shall be evidenced by a promissory note of the Borrower (the "Revolving Note"), substantially in the form of Exhibit A hereto, in the amount of the Revolving Commitment originally in effect. The Bank shall enter in its records the amount of the Advance comprising the Revolving Loan, the rate of interest borne by such Advance and the payments of each Revolving Note, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

                  (c) Advance Options and Increment. The Revolving Loan shall at all times be Reference Rate Advances, subject to the agreement of the Bank and the Borrower to permit CD Rate Advances and Eurodollar Advances, as described in Section 2.2(f). Each Revolving Loan shall be in a minimum amount of $100,000 and in an integral multiple of $50,000.

                  (d) Borrowing Procedures for Revolving Loans. Any request by the Borrower for a Revolving Loan shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Bank not later than 12:00 noon, Minneapolis time, on the date of the requested Loan. Unless the Bank determines that any applicable condition specified in Article VI has not been satisfied, the Bank will make the amount of the requested Revolving Loan available to the Borrower at the Bank's principal office in Minneapolis, Minnesota on the date requested.

         Section 2.2.      The Term Loans.

         (a)      Term Loans. To make:

                  (i) the Tranche A Term Loans to the Borrower from time to time from the date hereof until the Revolving Termination Date, which Tranche A Term Loans shall be applied to reduce outstanding Revolving Loans. The amount of any Tranche A Term Loan shall permanently reduce the Revolving Credit Commitment. Each Tranche A Term Loan shall be in a minimum amount of $250,000 and in an integral multiple thereof. The aggregate amount of all Tranche A Term Loans made by the Bank shall not exceed $5,000,000. Up to 3 total Tranche A Term Loans may be made, and the Bank shall establish separate amortization schedules for each Tranche A Term Loan, as described in
                  Section 4.1(b).

                  (ii) to continue the Term Loan made under the Existing Credit Agreement, currently in the principal amount of $654,999.85, as the Tranche B Term Loan hereunder.

                  (iii) to continue an amount of $2,566,666.66 of the Revolving Loans made under the Existing Credit Agreement as the Tranche C Term Loan hereunder.

         (b) Term Notes. The Tranche A Term Loans, Tranche B Term Loan and Tranche C Term Loan shall be evidenced by promissory notes of the Borrower (the "Term Notes"), substantially in the form of Exhibits B-1, B-2 and B-3 respectively.

         (c) Advance Options. Each Term Loan shall be constituted of either a Quoted Rate Advance or a Term Reference Rate Advance, Advances, subject to the agreement of the Bank and the Borrower to permit CD Rate

         Advances and Eurodollar Advances, as described in Section 2.2(f), as shall be selected by the Borrower, and shall not be convertible into another type of Advance except as otherwise provided herein.

         (d) Borrowing Procedures for Tranche A Term Loans. Any request by the Borrower for a Tranche A Term Loan shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Bank not later than 12:00 noon, Minneapolis time, on the date of the requested Loan. Each request for a Tranche A Term Loan shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount of such Tranche A Term Loan and whether the Borrower requests the Bank to offer a Quoted Rate for such Tranche A Term Loan. Unless the Bank determines that any applicable condition specified in
         Article VI has not been satisfied, the Bank will apply the amount of the requested Tranche A Term Loan to the outstanding Revolving Credit Loans.

         (e) Additional Procedures for Quoted Rate Advances. The Borrower may from time to time request rate quotations from the Bank for a Quoted Rate to apply to any Term Loan, The Borrower shall have a one-time option to convert any Term Loan to a Quoted Rate Advance (in its entirety), based on the Bank's quotation of an applicable Quoted Rate and the Borrower's acceptance of such Quoted Rate for such Term Loan. The Bank's records concerning the applicable Quoted Rate, and concerning whether a Term Loan shall be a Quoted Rate Advance shall be conclusive. In the absence of mutual agreement to a Quoted Rate to apply to any Term Loan, such Term Loan shall be a Reference Rate Advance (except as provided in Section 2.2(f) below).

         (f)      Eurodollar and CD Advances.

         (i) Upon request of the Borrower, the Bank may agree, at its sole discretion, to make CD Rate Advances and Eurodollar Advances available hereunder, and upon written notice by the Bank to the Borrower, the Borrower may elect to have the Revolving Loans and Term Loans made as such Advance or converted into such Advances. The definitions and other provisions pertaining to CD Rate Advances and Eurodollar Advances shall not be given effect hereunder unless and until the Bank shall provide such written notice. Notwithstanding this Section 2.2(f), if any Term Loan is converted into a Quoted Rate Advance as provided in Section 2.2(e), it may not thereafter be converted into a CD Rate Advance or Eurodollar Advance. Upon agreement to make such Advance available, the Bank and the Borrower shall also agree upon an interest margin to apply to the CD Rate Advance and the Eurodollar Advances, and such margin (the "Applicable Margin") shall be set forth in the written notice by the Bank contemplated hereby.

         (ii) The total of outstanding CD Rate Advances and Eurodollar Advances shall not exceed 10 at any one time. Each CD Rate Advance or Eurodollar Advance shall be in a minimum amount of $100,000 or in an integral multiple of $100,000 above such amount.

         (iii) Any request by the Borrower for a CD Rate Advance or Eurodollar Advance must be given so as to be received by the Bank not later than:

                  (1) 10:00 a.m., Minneapolis time, on the date of the requested Loan, if the Revolving Loan shall be comprised of CD Rate Advances; or

                  (2) 10:00 a.m., Minneapolis time, two Business days prior to the date of the requested Revolving Loan, if the Loan shall be, or shall include, a Eurodollar Advance.

         Each such request shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount of such Loan and the type or types of Advances comprising such Loan, and (iii) the initial Interest Periods for such Advances.

         (iv) The Borrower may elect to (i)  continue  any  outstanding  CD Rate
         Advance or Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a CD Rate Advance or Eurodollar Advance), by giving the Bank notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Bank not later than:

                  (1) 10:00 a.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a CD Rate Advance; or

                  (b) 10:00 a.m., Minneapolis time, two Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance.

         Each notice of  continuation  or conversion of an Advance shall specify
         (i) the effective date of the continuation or conversion date (which shall be a Business Day), (ii) the amount and the type or types of Advances following such continuation or conversion, and (iii) the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each CD Rate Advance and Eurodollar Advance shall automatically convert into a Reference Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a CD Rate Advance or a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Revolving Termination Date (for a Revolving Loan) or the date due (for the Term Loan) or if a Default or Event of Default shall exist.

         Section 2.3 Funding Losses. The Borrower will indemnify the Bank upon demand against any loss or expense which the Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of any payment (including, without limitation, any payment pursuant to Section 4.2 or 9.2) of a Quoted Rate Advance or any portion thereof on a date other than the date the Quoted Rate Advance, or such portion, shall be due. For purposes of calculating the funding loss applicable to any Quoted Rate Advance, if at the time of any prepayment of a Quoted Rate Advance (whether voluntary or involuntary, and specifically including but not limited to any payment prior to scheduled maturity following acceleration of any Term Note), the Interest Differential is greater than zero, the Borrower shall pay to the Bank a prepayment premium equal to the present value (determined in accordance with standard financial practice) of the product of the Interest Differential times the amount prepaid times the Average Maturity Period. The amount of the prepayment premium shall be calculated as follows: The amount prepaid shall be multiplied by (a) the Interest Differential, times (b) a fraction, the numerator of which is the number of days in the Average Maturity Period and the denominator of which is 360. The resulting product shall then be divided by the number of whole months (using a thirty-day month) in the Average Maturity Period, yielding a quotient (the "Quotient"). The amount of the prepayment premium shall be the present value (determined in accordance with standard financial practice) on the date of prepayment (using the Government Yield as of the date of such prepayment as the discount factor) of a stream of equal monthly payments in number equal to the number of whole months (using a thirty-day month) in the Average Maturity Period, with the amount of each hypothetical monthly payment equal to the Quotient and with the first payment payable thirty days after the date of prepayment. Because there is no readily available index of rates payable on Quoted Rate Advances, nor any assurance that the Bank could replace Quoted Rate Advances with a similar loan, the Borrower and the Bank agree that changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally. Determinations by the Bank for purposes of this Section 2.3 of the amount required to indemnify the Bank shall be conclusive in the absence of manifest error.

         Section 2.4 Funding Losses - CD and Eurodollar Advances. The Borrower will indemnify the Bank upon demand against any loss or expense which the Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of (i) any failure of the Borrower to borrow, continue or convert a CD Rate Advance or Eurodollar Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to Section 4.2 or 9.2) of a CD Rate Advance or a Eurodollar Advance or any portion thereof on a date other than the last day of the Interest Period for such Advance. Determinations by the Bank for purposes of this Section 2.4 of the amount required to indemnify the Bank shall be conclusive in the absence of manifest error.

                          ARTICLE III INTEREST AND FEES

         Section  3.1      Interest.

         (a) Quoted Rate Advances. The unpaid principal amount of each Term Loan that is a Quoted Rate Advance shall bear interest prior to maturity at the Quoted Rate applicable to such Term Loan.

         (b) Revolving Reference Rate Advances. The unpaid principal amount of each Revolving Loan and each Term Loan that is not a Quoted Rate Advance shall bear interest prior to maturity at a variable rate per annum equal to the Reference Rate plus .375% per annum.

         (c) CD Rate Advances. The unpaid principal amount of each CD Rate Advance shall bear interest prior to maturity at a rate per annum equal to the CD Rate (Reserve Adjusted) in effect for each Interest Period for such CD Rate Advance plus the Applicable Margin.

         (d) Eurodollar Advances. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus the Applicable Margin.

         (e) Past Due. Any amount of any Loan not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the sum of the Reference Rate plus 2.375%, but not less than the rate applicable to the Loan immediately before it became due.

         Section 3.2 Commitment Fees. The Borrower shall pay to the Bank fees (the "Commitment Fees") in an amount determined by applying a rate of 0.375% per annum to the average daily unused amount of the Revolving Credit Commitment for the period from the date hereof to the Revolving Termination Date. The Commitment Fees shall be payable quarterly in arrears on the last day of each quarter of the Borrower's fiscal year.

         Section 3.3 Computation. Interest and Commitment Fees shall be computed on the basis of actual days elapsed and a year of 360 days.

         Section 3.4 Payment Dates. Accrued interest under Section 3.1 (a), (b),
(c) and (d) and Commitment Fees under Section 3.2 shall be payable on the Payment Dates. Accrued interest under Section 3.1(e) shall be payable on demand.

         Section 3.5 One-Time Fee. The Borrower shall, upon signing this Agreement, pay to the Bank a one-time fee of $22,313.


           ARTICLE IV PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
                            OF THE CREDIT AND SETOFF

         Section 4.1       Repayment.

         (a) Revolving Loans. The Revolving Loans shall be due and payable on the Revolving Termination Date.

         (b) Tranche A Term Loans. Each Tranche A Term Loan shall be payable in sixty installments of principal, each equal to 1/60th of the initial principal amount of such Tranche A Term Loan, payable on the last day of each month of each year, commencing on the first such day after the making of the relevant Tranche A Term Loan, with the final such payment equal to all outstanding principal.

         (c) Tranche B Term Loan. The Tranche B Term Loan shall be payable in installments of $43,667.67, payable on the last day of each month of each year, commencing on the first such day after the date hereof, and a final payment equal to all outstanding principal on June 30, 1999.

         (d) Tranche C Term Loan. The Tranche C Term Loan shall be payable in installments of $54,166.67, payable on the last day of each month of each year, commencing on the first such day after the date hereof, and a final payment equal to all outstanding principal on December 31, 2002.

         Section 4.2 Optional Prepayments. The Borrower may, upon written or telephonic notice received by the Bank, prepay the Loans, in whole or in part, at any time subject to the provisions of Section 2.3 and 2.4, without any other premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $100,000. Each prepayment of a Term Loan shall be applied to the unpaid installments of such Term Loan in the inverse order of its maturity.

         Section 4.3 Optional Reduction or Termination of the Commitment. The Borrower may, at any time, upon no less than 30 Business Days prior written or telephonic notice received by the Bank, reduce the Revolving Credit Commitment, with any such reduction in a minimum amount of $100,000 or an integral multiple thereof. Upon any reduction in the Revolving Credit Commitment pursuant to this Section, the Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans exceeds the Revolving Credit Commitment as so reduced, together with accrued and unpaid interest thereon. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than 30 Business Days prior written notice to the Bank, terminate the Revolving Credit Commitment in its entirety. Upon termination of the Revolving Credit Commitment pursuant to this Section, the Borrower shall pay to the Bank the full amount of all outstanding Revolving Loans, all accrued and unpaid interest thereon, all unpaid Commitment Fees accrued to the date of such termination and all other unpaid obligations of the Borrower to the Bank hereunder. All payments described in this Section are subject to the provisions of Section 2.3 and 2.4.

         Section 4.4 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Bank in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

               ARTICLE IVA ADDITIONAL PROVISIONS RELATING TO LOANS

         Section 4A.1 Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

         (a) any tax, duty or other charge with respect to any Loan, the Notes or the Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of the Loans or of the Commitment Fees (other than taxes imposed on the overall net income of the Bank by the jurisdiction in which the Bank has its principal office) is changed;

         (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

         (c) any increase in the amount of capital required or expected to be maintained by the Bank or any Person controlling the Bank is imposed, modified or deemed applicable; or

         (d) any other condition affecting this Agreement or the Commitment is imposed on the Bank or the relevant funding markets;

and the Bank determines that, by reason thereof, the cost to the Bank of making or maintaining the Loans or the Commitment is increased, or the amount of any sum receivable by the Bank hereunder or under the Notes in respect of any Loan is reduced;

then, the Borrower shall pay to the Bank upon demand such additional amount or amounts as will compensate the Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Bank has not been compensated for such additional cost or reduction in the calculation of the CD Reserve Rate, the Eurodollar Reserve Rate or the CD Assessment Rate). Determinations by the Bank for purposes of this Section 4A.1 of the additional amounts required to compensate the Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods.

         Section 4A.2 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If the Bank determines (which determination shall be conclusive and binding on the parties hereto) that:

         (a) deposits of the necessary amount for the relevant Interest Period for any CD Rate Advance or Eurodollar Advance are not available to the Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the CD Rate or Eurodollar Interbank Rate, as the case may be, for such Interest Period;

         (b) the CD Rate (Reserve Adjusted) or the Eurodollar Rate (Reserve Adjusted), as the case may be, will not adequately and fairly reflect the cost to the Bank of making or funding the CD Rate Advances or Eurodollar Advances, as the case may be, for a relevant Interest Period; or

         (c) the making or funding of CD Rate Advances or Eurodollar Advances, as the case may be, has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Bank, materially and adversely affects such Advances or the Bank's Commitment to make such Advances or the relevant market;

the Bank shall promptly give notice of such  determination to the Borrower,  and
(i) any notice of a new CD Rate Advance or Eurodollar Advance, as the case may be, previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make an Advance of another type, as selected by the Borrower, and (ii) the Borrower shall be obligated to either prepay in full any outstanding CD Rate Advances or Eurodollar Advances, as the case may be, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Advance to an Advance of another type, as selected by the Borrower, on such last day.

         Section 4A.3 Changes in Law Rendering CD Rate Advances or Eurodollar Advances Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for the Bank to make or fund any CD Rate Advance or Eurodollar Advance, the obligation of the Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any CD Rate Advance or Eurodollar Advance previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrower thereof in writing, and the Borrower shall, at the time notified by the Bank, either convert each such unlawful Advance to an Advance of another type or repay such Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.4.

         Section 4A.4 Discretion of the Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Bank had actually funded and maintained each CD Rate Advance and each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal, in the case of CD Rate Advances, to the CD Rate for such Interest Period or, in the case of Eurodollar Advances, to the Eurodollar Interbank Rate for such Interest Period (whether or not the Bank shall have granted any participations in such Advances).

                         ARTICLE V CONDITIONS PRECEDENT

         Section 5.1 Conditions of Initial Loan. The obligation of the Bank to make the initial Revolving Loan and any Terms Loans hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in Section 5.2 below, that the Bank shall have received all of the following, in form and substance satisfactory to the Bank, each duly executed and certified or dated the date of the initial Revolving Loan and such initial Term Loan or such other date as is satisfactory to the Bank:

         (a) The Revolving Note executed by a duly authorized officer (or officers) of the Borrower.

         (b) The Term Notes executed by a duly authorized officer of the Borrower.

         (c) A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified by the Secretary or an Assistant Secretary of the Borrower.

         (d) An incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents and to request Loans hereunder, certified by the Secretary or an Assistant Secretary of the Borrower, together with certified copies of the Borrower's Articles of Incorporation and Bylaws.

         (e) A Certificate of Good Standing for the Borrower in the jurisdiction
         of  its  incorporation,   certified  by  the  appropriate  governmental
         official.

         (f) An opinion of counsel to the Borrower, addressed to the Bank, in substantially the form of Exhibit C.

         (g) Confirmations of Security Agreements by HRM Claim Management, Inc., Institute for Healthcare Quality, Inc. and Health resource Management, Ltd.

         Section 5.2 Conditions Precedent to all Loans. The obligation of the Bank to make any Loan hereunder (including the initial Loans) shall be subject to the satisfaction of the following conditions precedent (and the request for a Loan shall be deemed a representation that the following have been satisfied):

         (a) Before and after giving effect to such Loan, the representation and warranties contained in Article VI shall be true and correct, as though made on the date of such Loan.

         (b) Before and after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.

         (c) For any Tranche A Term Loan, the Borrower shall have executed and delivered a Tranche A Term Note.

                    ARTICLE VI REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, to grant the Commitment and to make Loans hereunder, the Borrower represents and warrants to the Bank:

         Section 6.1 Organization, Standing, Etc. The Borrower and each of its corporate Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to (in the instance of the Borrower) enter into the Loan Documents and to perform its obligations under the Loan Documents. The Borrower and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

         Section 6.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 6.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event.

         Section 6.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         Section 6.5 Financial Statements and Condition. The Borrower's audited consolidated and consolidating financial statements as at June 30, 1997 and its unaudited consolidated and consolidating financial statements as at December 31, 1997, as heretofore furnished to the Bank, have been prepared in accordance with

GAAP on a consistent basis and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since June 30, 1997, no Adverse Event has occurred.

         Section 6.6 Litigation and Contingent Liabilities. Except as described in Exhibit D, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, could constitute an Adverse Event. Except as described in Exhibit E, neither the Borrower nor any Subsidiary has any contingent liabilities which are material to the Borrower and the Subsidiaries as a consolidated enterprise.

         Section 6.7 Compliance. The Borrower and its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

         Section 6.8 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

         Section 6.9 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV or ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

         Section 6.10 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

         Section 6.11 Ownership of Property; Liens. Each of the Borrower and the Subsidiaries has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by the Borrower and its Subsidiaries in the audited financial statement of the Borrower referred to in Section 6.5 (other than property disposed of since the date of such financial statement in the ordinary course of business). None of the properties, revenues or assets of the Borrower or any of its Subsidiaries is subject to a Lien, except for (a) Liens listed on Exhibit F, or (b) Liens allowed under Section 8.11.

         Section 6.12 Taxes. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

         Section 6.13 Trademarks, Patents. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         Section 6.14 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 6.15 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 6.16 Subsidiaries. Exhibit G sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

         Section 6.17 Partnerships and Joint Ventures. Exhibit H sets forth as of the date of this Agreement a list of all partnerships or joint ventures in which the Borrower or any Subsidiary is a partner (limited or general) or joint venturer.

                        ARTICLE VII AFFIRMATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Loans and all other liabilities of the Borrower to the Bank hereunder and under the Notes have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will do, and will cause each Subsidiary (except in the instance of Section 7.1) to do, all of the following:

         Section 7.1 Financial Statements and Reports. Furnish to the Bank:

         (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants.

         (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited financial statement of the Borrower and its subsidiaries prepared in the same manner as the audit report referred to in Section 7.1(a), signed by the Borrower's chief financial officer, consisting of at least consolidated statements of income, cash flow, changes in financial position and stockholders' equity for the Borrower and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrower as at the end of such quarter.

         (c) Together with the financial statements furnished by the Borrower under Sections 7.1(a) and 7.1(b), a Compliance Certificate in substantially the form of Exhibit I, signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with each of the financial ratios and restrictions contained in Article VIII and stating that as at the date of each such financial statement, there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         (d)  Together  with the audited  financial  statements  required  under
         Section 7.1(a) and the unaudited  financial  statements  required under
         Section 7.1(b), a projection of the income and expenses of the Borrower for the following one-year period.

         (e) Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

         (f) Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

         (g)  Promptly  upon  the  mailing  or  filing  thereof,  copies  of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

         (h) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which could constitute an Adverse Event, and the steps being taken by the Person(s) affected by such proceeding.

         (i) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

         (j) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request.

         Section 7.2 Corporate Existence. Subject to Section 8.1 in the instance of a Subsidiary, maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

         Section 7.3 Insurance. Maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

         Section 7.4 Payment of Taxes and Claims. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

         Section 7.5 Inspection. Permit any Person designated by the Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate. So long as no Event of Default exists, the expenses of the Bank for such visits, inspections and examinations shall be at the expense of the Bank, but any such visits, inspections, and examinations made while any Event of Default is continuing shall be at the reasonable expense of the Borrower.

         Section 7.6 Maintenance of Properties. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 7.7 Books and Records. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 7.8 Compliance. Comply in all material respect with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         Section 7.9 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

         Section 7.10 Environmental Matters. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute an Adverse Event.

                         ARTICLE VIII NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitment is terminated or expires and the Loans and all other liabilities of the Borrower to the Bank hereunder and under the Notes have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will not, and will not permit any Subsidiary to, do any of the following:

         Section 8.1 Merger. Merge or consolidate or enter into any analogous reorganization or transaction with any Person; provided, however, any wholly-owned Subsidiary may be merged with or liquidated into the Borrower (if the Borrower is the surviving corporation) or any other wholly-owned Subsidiary.

         Section 8.2 Sale of Assets. Sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business and except for sales or other transfers by a wholly-owned Subsidiary to the Borrower or another wholly-owned Subsidiary.

         Section 8.3 Purchase of Assets. Purchase or lease or otherwise acquire all or substantially all of the assets of any Person (except for purchases or other transfers by the Borrower or a wholly-owned Subsidiary from a wholly-owned Subsidiary) in an amount not in excess of $1,000,000 for any such acquisition, and in an aggregate amount which, together with Investments permitted under
Section 8.9, plus Capital Expenditures permitted under Section 8.16, would not exceed $12,000,000; provided, that any such acquisition would not cause an Adverse Event.

         Section 8.4 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $50,000.

         Section 8.5 Change in Nature of Business. Make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof.

         Section 8.6 Subsidiaries, Partnerships, Joint Ventures and Ownership of Stock. Do any of the following: (a) form or acquire any corporation which would thereby become a Subsidiary; (b) form or enter into any partnership as a limited or general partner or into any joint venture; (c) permit any Subsidiary to purchase or otherwise acquire any shares of the stock of the Borrower; or (d) take any action, or permit any Subsidiary to take any action, which would result in a decrease in the Borrower's or any Subsidiary's ownership interest in any Subsidiary (including, without limitation, decrease in the percentage of the shares of any class of stock owned).

         Section 8.7 Other Agreements. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would: (a) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Bank any Lien on any assets or properties of the Borrower or such Subsidiary; or (b) be violated or breached by the Borrower's performance of its obligations under the Loan Documents.

         Section 8.8 Restricted Payments. Either: (a) purchase or redeem or otherwise acquire for value any shares of the Borrower's or any Subsidiary's stock, declare or pay any dividends thereon (other than stock dividends and dividends payable solely to the Borrower), make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrower's or any Subsidiary's stock or set aside any funds for any such purpose (other than payment to, or on account of or for the benefit of, the Borrower only); or (b) directly or indirectly make any payment on, or redeem, repurchase, defease, or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any Indebtedness of the Borrower or any Subsidiary that is subordinated in right of payment to the Loans (whether pursuant to its terms or by operation of law), except for regularly-scheduled payments of interest and principal (which shall not include payments contingently required upon occurrence of a change of control or other event) that are not otherwise prohibited hereunder or under the document or agreement stating the terms of such subordination.

         Section 8.9 Investments. Acquire for value, make, have or hold any Investments, except:

         (a) Investments outstanding on the date hereof and listed on Exhibit J;

         (b) Travel advances to officers and employees in the ordinary course of business;

         (c) Investments in readily marketable direct obligations of the United States of America having maturities of one year or less from the date of acquisition;

         (d) Certificates of deposit or bankers' acceptances, each maturing within one year from the date of acquisition, issued by any commercial bank organized under the laws of the United States or any State thereof which has (i)(1) combined capital, surplus and undivided profits of at least $100,000,000, and (2) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Bank, or (ii) certificate of deposits issued by, or savings accounts or demand deposit accounts held with, Riverside Bank, 7760 France Avenue South, Bloomington, Minnesota, 55435, or First of America Bank - Michigan, N.A., 108 East Michigan Avenue, Kalamazoo, Michigan 49007, in an amount not in excess of $500,000 in each such bank, provided, that such banks can meet the credit rating requirement set forth in clause (i)(2) above;

         (e) Commercial paper maturing within 270 days from the date of issuance and given the highest rating by a nationally recognized rating service;

         (f) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America;

         (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;

         (h) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; and

         (i) Investments outstanding on the date hereof in Subsidiaries by the Borrower and other Subsidiaries; and

         (j) Investments (other than Investments allowed in clauses (a) through (i) above) in an aggregate amount not in excess of $500,000.

         Section 8.10 Indebtedness. Incur, create, issue, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under this Agreement;

         (b) Current liabilities, other than for borrowed money, incurred in the ordinary course of business;

         (c) Indebtedness existing on the date of this Agreement and disclosed on Exhibit K hereto;

         (d) Indebtedness secured by Liens permitted under Section 8.11 hereof; and

         (e) Indebtedness consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

         Section 8.11 Liens. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

         (a) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired if the Indebtedness secured thereby does not exceed 100% of the fair market value of such property at the time of acquisition thereof;

         (b) Liens existing on the date of this Agreement and disclosed on Exhibit F hereto;

         (c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary;

         (d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of
         Section 8.4;

         (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.4; and

         (f) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business.

         Section 8.12 Contingent Liabilities. Either: (i) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (ii) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

         Section 8.13 Unconditional Purchase Obligations. Enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         Section 8.14 Transactions with Related Parties. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or the applicable Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

         Section 8.15 Use of Proceeds. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         Section 8.16 Capital Expenditures. Make aggregate consolidated Capital Expenditures in an amount in excess of (a) $10,000,00 during any fiscal year for software development expenditures, or (b) $12,000,000 during any fiscal year for all Capital Expenditures (including without limitation software development expenditures).

         Section 8.17 Consolidated Tangible Net Worth. At any time permit Consolidated Tangible Net Worth to be less than the greater of (a) $9,500,000, or (b) 0.85 times the actual Consolidated Tangible Net Worth as of the last day of the most recently-ended fiscal year of the Borrower.

         Section 8.18 Consolidated Leverage Ratio. At any time permit the ratio of consolidated total liabilities (as determined in accordance with GAAP) to Consolidated Tangible Net Worth to be greater than 2.50 to 1.00.

         Section 8.19 Operating Cash Flow Leverage. At any time permit the ratio of the Borrower's consolidated interest-bearing Indebtedness as of the last day of any quarter to its Consolidated Operating Income for the period of four consecutive fiscal quarters then ending to be greater than 3.00 to 1.00.

         Section 8.20 Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters to be less than 1.50 to 1.00.

                    ARTICLE IX EVENTS OF DEFAULT AND REMEDIES

         Section 9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

         (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Notes or any fee or other amount required to be made to the Bank pursuant to the Loan Documents;

         (b) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment on any other obligations to the Bank or an affiliate thereof;

         (c) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Subsidiary in the Loan Documents or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Bank or any affiliate of the Bank pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

         (d) The Borrower shall fail to comply with Section 7.2 hereof or any Section of Article VIII hereof;

         (e) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 9.1) or in any other instrument, document or agreement with an affiliate of the Bank, including FBS Business Finance Corporation.

         (f) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 30 days;

         (g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or a Subsidiary, and, if instituted against the Borrower or a Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 30 days, or an order for relief shall have been entered against the Borrower or such Subsidiary, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (h) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or a Subsidiary and, if instituted against the Borrower or such Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 30 days undismissed, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (i) A judgment or judgments for the payment of money in excess of the sum of $50,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (j) The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, and (ii) immediately after giving effect to the payment of satisfaction of such contribution, liability or obligation (if made or undertaken by the Borrower or any Subsidiary) a Default or Event of Default would exist and be continuing, or the institution by the PBGC of steps to terminate any Plan;

         (k) The maturity of any Indebtedness of the Borrower (other than Indebtedness covered under Sections 9.1(a) and (b) hereof) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

         (l) The Bank shall have determined in good faith (which determination shall be conclusive) that an Adverse Event has occurred and that the prospect of payment or performance by the Borrower of any of its obligations to the Bank, hereunder or under any other instrument, document or agreement, is materially impaired and the condition giving rise to such determination continues for 10 days after notice to the Borrower by the Bank.

         Section 9.2 Remedies. If (a) any Event of Default described in Sections 9.1(f), 9.1(g) or 9.1(h) shall occur with respect to the Borrower, the Commitment shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Bank may take any or all of the following actions: (i) declare the Commitment terminated, whereupon the Commitment shall terminate,
(ii) declare that the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Bank, and (iv) enforce all rights and remedies under any applicable law.

         Section 9.3 Offset. In addition to the remedies set forth in Section 9.2, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, the Bank or any other holder of the Notes may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with the Bank or such other holder, or any obligations of the Bank or such other holder of the Notes, against the Indebtedness then owed by the Borrower to the Bank.

                             ARTICLE X MISCELLANEOUS

         Section 10.1 Waiver and Amendment. No failure on the part of the Bank or the holder of the Notes to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Bank hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Notes shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank or the holder of the Notes to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.

         Section 10.2 Expenses and Indemnities. Whether or not any Loan is made hereunder, the Borrower agrees to reimburse the Bank upon demand for all reasonable expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of legal counsel, who may be employees of the Bank) in connection with the preparation, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of the Loan Documents. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the

Bank harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof. The obligations of the Borrower under this Section 10.2 shall survive any termination of this Agreement.

         Section 10.3 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

         Section 10.4 Successors. This Agreement shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. The Borrower shall not assign its rights or duties hereunder without the written consent of the Bank.

         Section 10.5 Participations and Information. The Bank may sell participation interests in any or all of the Loans and in all or any portion of the Commitment to any Person. The Bank may furnish any information concerning the Borrower in the possession of the Bank from time to time to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking practice.

         Section 10.6 Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

         Section 10.8 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 10.9 Entire Agreement. This Agreement and the Notes embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 10.11 Existing Security Agreement. The Borrower hereby reaffirms the Security Agreement, dated as of June 24, 1994 (the "Security Agreement") and acknowledges and agrees that the Security Agreement secures all of its obligations to the Bank, including obligations under this Agreement, and that this Agreement shall be deemed the "Credit Agreement" for purposes of references thereto in the Security Agreement.

         Section 10.12 Waiver. The Borrower has informed the Bank that it was not in compliance with Section 9.16 ("Capital Expenditures") of this Agreement as in effect prior to this amendment and restatement for the periods ending September 30, 1997 through April 30, 1998. The Bank waives the Borrower's non-compliance with such Section of this Agreement as in effect prior to this amendment and restatement as applied to such period and waives any Default or Event of Default arising from such non-compliance. This waiver shall not apply to any other or subsequent failure to comply with such Section or any other provision of this Agreement.

         Section 10.13 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         Section 10.14 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 10.15 Waiver of Jury Trial. THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b)

ARISING  FROM  ANY  BANKING  RELATIONSHIP   EXISTING  IN  CONNECTION  WITH  THIS
AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

                                           HEALTH RISK MANAGEMENT, INC.

                                           By: /s/ Thomas P. Clark
Address:
8000 West 78th Street                      Title: CFO
Minneapolis, Minnesota 55439
Attention: Mr. Thomas P. Clark
Telephone: (612) 829-3525
Fax: (612) 946-7516

                                           U.S. BANK NATIONAL ASSOCIATION


                                           By: /s/ Richard G. Trembley
Address: 601 Second Avenue South
Minneapolis, Minnesota 55402               Title: Vice President
Attention:  Mr. Richard G. Trembley
Telephone: (612) 973-0626
Fax:  (612) 973-0822

         The following exhibits to the Amended and Restated Revolving Credit and Term Loan Agreement are not being filed herewith but will be provided to the Commission upon request:

     Exhibit A                -  Form of Revolving Note
     Exhibits B-1, B-2, B-3   -  Form of Term Notes
     Exhibit C                -  Form of Legal Opinion
     Exhibit D                -  Litigation
     Exhibit E                -  Contingent Liabilities
     Exhibit F                -  Existing Liens
     Exhibit G                -  Subsidiaries
     Exhibit H                -  Partnerships/Joint Ventures
     Exhibit I                -  Compliance Certificate
     Exhibit J                -  Investments
     Exhibit K                -  Existing Indebtedness